UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2012

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 French Road

Utica, New York 13502

(Address of principal executive offices, including zip code)

(315) 797-8375

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 14, 2012, CONMED Corporation (“CONMED”) announced that it had entered into a definitive agreement providing for CONMED to acquire Viking Systems, Inc. (“Viking”) for $0.27 per share in cash. The total expected consideration, including amounts to be paid in respect of in-the-money stock options and warrants, will be approximately $22.5 million. The proposed transaction has been approved by the boards of directors of both companies. A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K that is furnished under “Item 8.01. Other Events” and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Information

This communication contains forward-looking statements based on certain assumptions and contingencies that involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of CONMED and Viking. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or expectation of the companies’ and members of their senior management team. Often, but not always, forward-looking statements can be identified by the use of words such as “plans,” “expects,” “expected,” “scheduled,” “estimates,” “intends,” “anticipates” or “believes,” or variations of such words and phrases, or can state that certain actions, events, conditions, circumstances or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. Forward-looking statements can include, without limitation: prospective performance and opportunities and the outlook for the companies’ businesses; the ability of CONMED to advance Viking’s product lines; the expected timing of the completion of the transactions; the ability to complete the transactions considering the various closing conditions; and any assumptions underlying any of the foregoing. Viking stockholders and other investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of Viking’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transactions may not be satisfied or waived; the effects of the transactions on relationships with employees, customers, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; transaction costs; actual or contingent liabilities; and other risks and uncertainties detailed from time to time in the Schedule TO and Schedule 14D-9 filed with the Securities and Exchange Commission in connection with the tender offer, as well as the companies’ periodic reports filed with the Securities and Exchange Commission, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K. All forward-looking statements are based on information currently available to the companies, and the companies assume no obligation to update any such forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

Important Information about the Tender Offer

The tender offer described in this communication has not yet commenced. The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell any securities. At the time the offer is commenced, CONMED will file a Tender Offer Statement on Schedule TO containing an Offer to Purchase, a related Letter of Transmittal and other documents relating to the tender offer, and thereafter Viking will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. Viking stockholders and other investors are urged to read the tender offer materials and the Solicitation/Recommendation Statement when they become available because they will contain important information which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Schedule 14D-9, will be sent free of charge to all Viking stockholders. In addition, all of these materials will be made available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. Viking stockholders and other investors may also obtain these materials free of charge (when they become available) for free by contacting the information agent for the tender offer.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is included herewith:

Exhibit No.	Description of Exhibit

99.1	Joint Press Release, dated August 14, 2012, issued by CONMED Corporation and Viking Systems, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	/s/ Robert D. Shallish, Jr.
Name: Robert D. Shallish, Jr.
Title: Vice President-Finance and Chief Financial Officer

Date: August 14, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Joint Press Release, dated August 14, 2012, issued by CONMED Corporation and Viking Systems, Inc.